Exhibit 99
FOR IMMEDIATE RELEASE
March 21, 2019

Cintas Corporation Announces
Fiscal 2019 Third Quarter Results

CINCINNATI, March 21, 2019 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2019 third quarter ended February 28, 2019.

Revenue for the third quarter of fiscal 2019 was $1.68 billion, an increase of 5.9% over last year’s third quarter. The organic growth rate, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 6.0%. In the third quarter of fiscal 2019, the organic growth rate for the Uniform Rental and Facility Services operating segment was 6.2%, and the organic growth rate for the First Aid and Safety Services operating segment was 8.6%. Scott D. Farmer, Cintas’ Chairman and Chief Executive Officer, stated, “Customer closures caused by the severe weather and the holiday calendar during the quarter created challenges within our route schedules. Despite these challenges, we still delivered solid organic growth for the quarter.”

Gross margin for the third quarter of fiscal 2019 of $755.2 million increased 7.8% from last year’s third quarter. Gross margin as a percentage of revenue was 44.9% for the third quarter of fiscal 2019 compared to 44.1% in the third quarter of last fiscal year. Uniform Rental and Facility Services operating segment gross margin as a percentage of revenue also improved 80 basis points from last year’s third quarter to 44.9%, and the First Aid and Safety Services operating segment gross margin percentage improved 130 basis points to 48.2%.

Operating income for the third quarter of fiscal 2019 of $278.3 million increased 39.1% from last year’s third quarter operating income of $200.0 million. Operating income as a percentage of revenue was 16.5% in the third quarter of fiscal 2019 compared to 12.6% in the third quarter of fiscal 2018. Operating income was negatively impacted by integration expenses related to the G&K Services, Inc. (G&K) acquisition by $0.8 million in the third quarter of fiscal 2019 and $9.8 million in the third quarter of fiscal 2018. Operating income in the third quarter of fiscal 2018 was also reduced $39.7 million by a one-time cash payment to Cintas employees following the enactment of The Tax Cuts and Jobs Act (Tax Act) signed into legislation on December 22, 2017. Excluding the integration expenses related to the G&K acquisition and the one-time cash payment to employees, operating income as a percentage of revenue was 16.6% in the third quarter of fiscal 2019 compared to 15.7% in the third quarter of last fiscal year.

Net income from continuing operations was $200.9 million for the third quarter of fiscal 2019, compared to $295.8 million in the third quarter of fiscal 2018. Earnings per diluted share (EPS) from continuing operations were $1.83 for the third quarter of fiscal 2019, compared to $2.66 in the prior year third quarter. G&K acquisition integration expenses negatively impacted EPS in the third quarter of fiscal year 2019 and 2018 by $0.01 and $0.06, respectively. Earnings per diluted share from continuing operations in the third quarter of fiscal 2018 also included a negative impact of $0.24 from the one-time cash payment to employees and a positive impact of $1.59 from benefits under the Tax Act, primarily due to a one-time revaluation of deferred tax assets and liabilities.

The following table provides a comparison of fiscal 2019 third quarter EPS to fiscal 2018 third quarter EPS:

	Three Months Ended
Earnings Per Share Results	February 28, 2019	February 28, 2018	Growth vs. FY 2018

EPS - continuing operations	$1.83	$2.66
G&K integration expenses	0.01	0.06
One-time cash payment to employees	—	0.24
One-time deferred tax benefit of Tax Act	—	(1.59)
EPS excluding above items	$1.84	$1.37	34.3%

	Nine Months Ended
	February 28, 2019	February 28, 2018	Growth vs. FY 2018

EPS - continuing operations	$5.91	$5.35
G&K integration expenses	0.09	0.16
One-time cash payment to employees	—	0.24
Non-recurring gain on sale of investment	(0.47)	—
One-time deferred tax benefit of Tax Act	—	(1.59)
EPS excluding above items	$5.53	$4.16	32.9%

“We remain committed to effectively deploying cash to increase shareholder value,” stated Mr. Farmer. “In this year’s third quarter, we paid an annual dividend totaling $220.8 million. The dividend of $2.05 per share was an increase of 26.5% over last year’s dividend. In addition, we purchased $100.0 million of Cintas stock under our buyback program in our third quarter. As of February 28, 2019, we have now purchased $546.6 million of Cintas stock during fiscal 2019, and the amount remaining under our buyback program is $863.4 million.”

Mr. Farmer added, “Strong financial performance is a result of the dedication of our employee-partners to getting our customers Ready for the Workday™. I thank our employee-partners for exceeding customer expectations while also making significant progress on integrating the G&K acquisition and converting more operations to our new enterprise resource planning system.”

Mr. Farmer concluded, “We are updating our annual guidance for fiscal 2019. We expect revenue to be in the range of $6.870 billion to $6.885 billion. This implies a strong finish to our fiscal 2019 with fiscal fourth quarter revenue growth in the range of 6% to 7% and operating income margin in the range of 17.0% to 17.5%. We expect EPS from continuing operations excluding certain items to be in the range of $7.42 to $7.48. This guidance does not include any potential deterioration in the U.S. economy, future share buybacks, or any future integration expenses related to the acquisition of G&K.”

The following table provides a comparison of fiscal 2018 revenue and EPS to our fiscal 2019 revenue and EPS guidance:

	Fiscal 2018	Fiscal 2019 Low End of Range	Growth vs. 2018	Fiscal 2019 High End of Range	Growth vs. 2018

Fiscal 2019 Revenue Guidance
($s in millions)
Revenue Guidance	$6,476.6	$6,870.0	6.1%	$6,885.0	6.3%

Fiscal 2019 Earnings Per Share Guidance

EPS - continuing operations	$7.03	$7.80		$7.86
G&K integration expenses	0.26	0.09		0.09
One-time cash payment to employees	0.24	—		—
Non-recurring gain on sale of investment	—	(0.47)		(0.47)
One-time deferred tax benefit of Tax Act	(1.59)	—		—

EPS Guidance	$5.94	$7.42	24.9%	$7.48	25.9%

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe and the actual amounts of future integration expenses; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; the effect of new accounting pronouncements; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2018 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President and Treasurer - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	February 28, 2019	February 28, 2018	% Change
Revenue:
Uniform rental and facility services	$1,358,322	$1,284,516	5.7%
Other	324,008	304,622	6.4%
Total revenue	1,682,330	1,589,138	5.9%

Costs and expenses:
Cost of uniform rental and facility services	748,971	718,138	4.3%
Cost of other	178,206	170,537	4.5%
Selling and administrative expenses	476,099	490,618	(3.0)%
G&K Services, Inc. integration expenses	799	9,821	(91.9)%

Operating income	278,255	200,024	39.1%

Interest income	(70)	(384)	(81.8)%
Interest expense	26,770	25,901	3.4%

Income before income taxes	251,555	174,507	44.2%
Income taxes	50,632	(121,282)	(141.7)%
Income from continuing operations	200,923	295,789	(32.1)%
Income from discontinued operations, net of tax	2,411	6,306	(61.8)%
Net income	$203,334	$302,095	(32.7)%

Basic earnings per share:
Continuing operations	$1.89	$2.73	(30.8)%
Discontinued operations	0.02	0.06	(66.7)%
Basic earnings per share	$1.91	$2.79	(31.5)%

Diluted earnings per share:
Continuing operations	$1.83	$2.66	(31.2)%
Discontinued operations	0.02	0.05	(60.0)%
Diluted earnings per share	$1.85	$2.71	(31.7)%

Weighted average number of shares outstanding	105,080	106,558
Diluted average number of shares outstanding	108,162	110,175

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Nine Months Ended
	February 28, 2019	February 28, 2018	% Change
Revenue:
Uniform rental and facility services	$4,124,038	$3,904,338	5.6%
Other	974,535	902,744	8.0%
Total revenue	5,098,573	4,807,082	6.1%

Costs and expenses:
Cost of uniform rental and facility services	2,256,543	2,148,961	5.0%
Cost of other	537,007	501,936	7.0%
Selling and administrative expenses	1,472,404	1,444,985	1.9%
G&K Services, Inc. integration expenses	13,496	26,866	(49.8)%

Operating income	819,123	684,334	19.7%

Gain on sale of a cost method investment	69,373	—	100.0%

Interest income	(957)	(972)	(1.5)%
Interest expense	75,954	85,347	(11.0)%

Income before income taxes	813,499	599,959	35.6%
Income taxes	157,035	5,325	2,849.0%
Income from continuing operations	656,464	594,634	10.4%
Income from discontinued operations, net of tax	2,398	61,781	(96.1)%
Net income	$658,862	$656,415	0.4%

Basic earnings per share:
Continuing operations	$6.10	$5.50	10.9%
Discontinued operations	0.02	0.57	(96.5)%
Basic earnings per share	$6.12	$6.07	0.8%

Diluted earnings per share:
Continuing operations	$5.91	$5.35	10.5%
Discontinued operations	0.02	0.55	(96.4)%
Diluted earnings per share	$5.93	$5.90	0.5%

Weighted average number of shares outstanding	106,147	106,210
Diluted average number of shares outstanding	109,583	109,254

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin Results

	Three Months Ended
	February 28, 2019	February 28, 2018

Uniform rental and facility services gross margin	44.9%	44.1%
Other gross margin	45.0%	44.0%
Total gross margin	44.9%	44.1%

	Nine Months Ended
	February 28, 2019	February 28, 2018

Uniform rental and facility services gross margin	45.3%	45.0%
Other gross margin	44.9%	44.4%
Total gross margin	45.2%	44.9%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of earnings per diluted share and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Earnings Per Share Results

	Three Months Ended
	February 28, 2019	February 28, 2018	Growth vs. FY 2018
EPS - continuing operations	$1.83	$2.66
G&K Services, Inc. integration expenses	0.01	0.06
One-time cash payment to employees	—	0.24
One-time deferred tax benefit of Tax Act	—	(1.59)
EPS excluding above items	$1.84	$1.37	34.3%

	Nine Months Ended
	February 28, 2019	February 28, 2018	Growth vs. FY 2018
EPS - continuing operations	$5.91	$5.35
G&K Services, Inc. integration expenses	0.09	0.16
One-time cash payment to employees	—	0.24
Non-recurring gain on sale of investment	(0.47)	—
One-time deferred tax benefit of Tax Act	—	(1.59)
EPS excluding above items	$5.53	$4.16	32.9%

Computation of Free Cash Flow

	Nine Months Ended
	February 28, 2019	February 28, 2018
Net cash provided by operations	$670,717	$660,864
Capital expenditures	(207,805)	(196,040)
Free cash flow	$462,912	$464,824
Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended February 28, 2019
Revenue	$1,358,322	$149,170	$174,838	$—	$1,682,330
Gross margin	$609,351	$71,890	$73,912	$—	$755,153
Selling and administrative expenses	$369,414	$50,268	$56,417	$—	$476,099
G&K Services, Inc. integration expenses	$799	$—	$—	$—	$799
Interest income	$—	$—	$—	$(70)	$(70)
Interest expense	$—	$—	$—	$26,770	$26,770
Income (loss) before income taxes	$239,138	$21,622	$17,495	$(26,700)	$251,555

For the three months ended February 28, 2018
Revenue	$1,284,516	$137,327	$167,295	$—	$1,589,138
Gross margin	$566,378	$64,348	$69,737	$—	$700,463
Selling and administrative expenses	$383,270	$47,643	$59,705	$—	$490,618
G&K Services, Inc. integration expenses	$9,821	$—	$—	$—	$9,821
Interest income	$—	$—	$—	$(384)	$(384)
Interest expense	$—	$—	$—	$25,901	$25,901
Income (loss) before income taxes	$173,287	$16,705	$10,032	$(25,517)	$174,507

For the nine months ended February 28, 2019
Revenue	$4,124,038	$455,935	$518,600	$—	$5,098,573
Gross margin	$1,867,495	$219,045	$218,483	$—	$2,305,023
Selling and administrative expenses	$1,140,436	$154,112	$177,856	$—	$1,472,404
G&K Services, Inc. integration expenses	$13,496	$—	$—	$—	$13,496
Gain on sale of a cost method investment	$—	$—	$—	$69,373	$69,373
Interest income	$—	$—	$—	$(957)	$(957)
Interest expense	$—	$—	$—	$75,954	$75,954
Income (loss) before income taxes	$713,563	$64,933	$40,627	$(5,624)	$813,499

For the nine months ended February 28, 2018
Revenue	$3,904,338	$416,999	$485,745	$—	$4,807,082
Gross margin	$1,755,377	$196,383	$204,425	$—	$2,156,185
Selling and administrative expenses	$1,132,500	$142,292	$170,193	$—	$1,444,985
G&K Services, Inc. integration expenses	$26,866	$—	$—	$—	$26,866
Interest income	$—	$—	$—	$(972)	$(972)
Interest expense	$—	$—	$—	$85,347	$85,347
Income (loss) before income taxes	$596,011	$54,091	$34,232	$(84,375)	$599,959

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except share data)

	February 28, 2019	May 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80,859	$138,724
Accounts receivable, net	878,037	804,583
Inventories, net	339,805	280,347
Uniforms and other rental items in service	773,534	702,261
Income taxes, current	42,552	19,634
Prepaid expenses and other current assets	108,969	32,383
Total current assets	2,223,756	1,977,932

Property and equipment, net	1,424,063	1,382,730

Investments	191,818	175,581
Goodwill	2,847,783	2,846,888
Service contracts, net	508,402	545,768
Other assets, net	237,851	29,315
	$7,433,673	$6,958,214

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$214,567	$215,074
Accrued compensation and related liabilities	136,814	140,654
Accrued liabilities	425,470	420,129
Debt due within one year	217,500	—
Total current liabilities	994,351	775,857

Long-term liabilities:
Debt due after one year	2,536,958	2,535,309
Deferred income taxes	439,011	352,581
Accrued liabilities	283,861	277,941
Total long-term liabilities	3,259,830	3,165,831

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY19: 184,559,502 issued and 104,932,029 outstanding FY18: 182,723,471 issued and 106,326,383 outstanding	826,175	618,464
Paid-in capital	197,327	245,211
Retained earnings	6,465,121	5,837,827
Treasury stock: FY19: 79,627,473 shares FY18: 76,397,088 shares	(4,309,543)	(3,701,319)
Accumulated other comprehensive income	412	16,343
Total shareholders’ equity	3,179,492	3,016,526

	$7,433,673	$6,958,214

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	February 28, 2019	February 28, 2018
Cash flows from operating activities:
Net income	$658,862	$656,415

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	164,380	157,319
Amortization of intangible assets and capitalized contract costs	101,949	47,583
Stock-based compensation	105,553	86,044
Gain on sale of a cost method investment	(69,373)	—
Gain on sale of business	(2,419)	(99,060)
Deferred income taxes	25,079	(120,428)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(61,102)	(40,046)
Inventories, net	(70,716)	4,011
Uniforms and other rental items in service	(72,336)	(44,050)
Prepaid expenses and other current assets and capitalized contract costs	(85,123)	(17,925)
Accounts payable	79	(580)
Accrued compensation and related liabilities	(3,866)	(2,209)
Accrued liabilities and other	3,614	10,997
Income taxes, current	(23,864)	22,793
Net cash provided by operating activities	670,717	660,864

Cash flows from investing activities:
Capital expenditures	(207,805)	(196,040)
Proceeds from redemption of marketable securities and investments	—	146,302
Purchase of marketable securities and investments	(17,544)	(157,528)
Proceeds from sale of a cost method investment	73,342	—
Proceeds from sale of business	3,200	127,835
Acquisitions of businesses, net of cash acquired	(7,403)	(12,298)
Other, net	(6,804)	1,746
Net cash used in investing activities	(163,014)	(89,983)

Cash flows from financing activities:
Issuance of commercial paper, net	217,500	137,000
Repayment of debt	—	(550,000)
Proceeds from exercise of stock-based compensation awards	54,274	35,838
Dividends paid	(220,760)	(175,589)
Repurchase of common stock	(608,224)	(37,050)
Other, net	(8,088)	(2,489)
Net cash used in financing activities	(565,298)	(592,290)

Effect of exchange rate changes on cash and cash equivalents	(270)	4,706

Net decrease in cash and cash equivalents	(57,865)	(16,703)
Cash and cash equivalents at beginning of period	138,724	169,266
Cash and cash equivalents at end of period	$80,859	$152,563